Exhibit 10.13

WELLSPRING DISTRIBUTION CORP.

NON-QUALIFIED STOCK OPTION

Date: April 12, 2010

Grant to: Douglas M. Steenland (the “Participant”)

the right to purchase from Wellspring Distribution Corp. (the “Company”):

215,000 shares of its Non-Voting Class B Common Stock, par value $0.01 per share, at a price of $5.49 per share.

The foregoing options are “Options” as such term is defined in the Company’s Amended and Restated 2007 Management Option Plan (the “Plan”), and are subject to all of the terms and conditions of the Plan in effect from time to time. Capitalized terms not otherwise defined herein shall have the same meanings as in the Plan.

1. Vesting. Notwithstanding anything to the contrary in the Plan, the Options shall be exercisable only to the extent that they are vested pursuant to the terms of this Award Agreement. Options shall vest only so long as a Participant has been continuously providing services to the Company or one of its Subsidiaries. The Options shall be divided into two equal portions, with each such portion exercisable for one-half of the number of shares of Class B Common Stock for which such Options are exercisable, and such portions shall be referred to hereunder as “Tranche A Options” and “Tranche B Options”.

(a) Tranche A Vesting. The Tranche A Options will be subject to time vesting and will time vest on each date set forth below with respect to the cumulative percentage of shares of Class B Common Stock issuable upon exercise of each of the Tranche A Options set forth opposite such date if the Participant is, and has been, continuously providing services to the Company or any of its Subsidiaries from the date of grant through such date:

Date	Cumulative Percentage of Shares Vested
1st anniversary of date of grant	33 1/3%
2nd anniversary of date of grant	66 2/3%
3rd anniversary of date of grant	100%

Notwithstanding the foregoing, all Tranche A Options shall be considered 100% vested upon consummation of a Change of Control.

(b) Tranche B Vesting. The Tranche B Options shall be subject to time and performance vesting, and will only be deemed vested when they have both time vested and performance vested in accordance with the terms hereof.

(A) The Tranche B Options will time vest (i) with respect to 33 1/3% of the number of shares of Class B Common Stock for which such Tranche B Options are exercisable on the last day of the Company’s 2011 fiscal year if the Participant is, and has been, continuously providing services to the Company or any of its Subsidiaries from the date of grant through such date, (ii) with respect to 33 1/3% of the number of shares of Class B Common Stock for which such Tranche B Options are exercisable on the last day of the Company’s 2012 fiscal year if the Participant is, and has been, continuously providing services to the Company or any of its Subsidiaries from the date of grant through such date and (iii) with respect to 33 1/3% of the number of shares of Class B Common Stock for which such Tranche B Options are exercisable on the last day of the Company’s 2013 fiscal year if the Participant is, and has been, continuously providing services to the Company or any of its Subsidiaries from the date of grant through such date.

(B) The Tranche B Options will performance vest (i) with respect to 33 1/3% of the number of shares of Class B Common Stock for which such Tranche B Options are exercisable on the date that the audited financial statement for the Company and its consolidated Subsidiaries in respect of the Company’s 2011 fiscal year is approved by the Board’s audit committee if the predetermined EBITDA budget target established by the Board in respect of such fiscal year is satisfied, (ii) with respect to 33 1/3% of the number of shares of Class B Common Stock for which such Tranche B Options are exercisable on the date that the audited financial statement for the Company and its consolidated Subsidiaries in respect of the Company’s 2012 fiscal year is approved by the Board’s audit committee if EBITDA (as calculated by the Board in good faith) is at least $240,000,00 and (iii) with respect to 33 1/3% of the number of shares of Class B Common Stock for which such Tranche B Options are exercisable on the date that the audited financial statement for the Company and its consolidated Subsidiaries in respect of the Company’s 2013 fiscal year is approved by the Board’s audit committee if EBITDA (as calculated by the Board in good faith) is at least $270,000,00.

2. Forfeiture; Exercise. Notwithstanding anything to the contrary in the Plan, if the Participant ceases to provide services to the Company and its Subsidiaries at any time and for any reason, then the portion of the Participant’s Options that have not fully vested as of the date such services terminate (the “Termination Date”) shall expire at such time. The portion of the Participant’s Options that have fully vested as of the Participant’s Termination Date shall expire (i) 30 days after the Termination Date if a Participant is terminated without Cause or if the Participant resigns for any reason (including Retirement) (or one year if the Participant continuously provides services to the Company or any of its Subsidiaries from the date of grant through the third anniversary thereof), (ii) 90 days after the Termination Date if a Participant is terminated due to Disability (or two years if the Participant continuously provides services to the Company or any of its Subsidiaries from the date of grant through the third anniversary thereof), (iii) 180 days after the Termination Date if a Participant is terminated due to death (or three years if the Participant continuously provides services to the Company or any of its Subsidiaries from the date of grant through the third anniversary thereof), and (iv) immediately upon termination if a Participant is terminated with Cause.

The Participant expressly acknowledges and agrees to be bound by and subject to the restrictive covenants in Article IX of the Plan (excluding Section 9.3 thereof)

This agreement may be executed in one or more counterparts (including by means of telecopied signature pages), all of which taken together shall constitute one and the same agreement.

IN WITNESS WHEREOF, the Company, acting by and through its duly authorized officers, has caused this agreement to be executed as of the date first above written.

WELLSPRING DISTRIBUTION CORP.

By:	/s/ George Holm
Name: George Holm
Its: Chief Executive Officer

Accepted and Agreed:

/s/ Douglas M. Steenland
Name: Douglas M. Steenland